Exhibit 3.11

Business Number E0143572006 - 9 Filed in the Office of Secretary of State State Of Nevada Filing Number 20244044276 Filed On 5/6/2024 11:10:00 AM Number of Pages 3

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12124098278 2 t 11 : 10 : 15 a . m . 05 - 06 - 2 024 From : Borton Ng 12124098278 2024 - 05 - 06 14 : 10:57 EDT 5 Page : 2 of ro: DocuSign Envelope ID : 537DBB3E - 7AE4 - 41F7 - 84C7 - DBEBD73158A6 FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City , Nevada 89701 - 4201 (7751684 - 5708 Website: www.nvsos.gov 4 T 5 C c 6 ( Profit Corporation: Certificate of Amendment cPuRsuANTTo NRs 78.380 & 78.385178.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT ToNRs 7s.4o3) Officer's Statement PuRsuANT ToNRs 80 . 030) Date: Time: i · - · (must not be later than 90 days after the certificate is filed) . Effective Date and ime: (Optional) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. } { j The author iz ed shares have been amended. The directors , managers or gene ral partners have been amended. • ·1 IRS tax language has been added. •••• ; Articles have been added. 1 Articles have been deleted. ; Other. The articles have been amended as follows: (provide article numbers , if available) Please see attached. (attach additional page(s) if necessary) Chief Executive Officer Signature of Officer or Authorized Signer Title x _ Signature of Officer or Authorize d Signer Title •it any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares , then the amendment must be approved by the vote , in addition to the affirmative vote otherwise requ ir ed , of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. . Information Being hanged: (Domestic orporations only) . Signature: Required) Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 9/1/2023

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I 11 : 10 : 15a . m . 05 - 06 - 2024 3 I 1 2 124098278 ro: Page : 3 of 5 2024 - 05 - 06 14 : 10 : 57 EDT DocuSign Envelope ID : 537DBB3E - 7AE4 - 41F7 - 84C7 - DBEBD73158A6 12124098278 From: Borton Ng CERTffICATE OF AMENDMENT TOTHE AME DED AND RESTATED ARTICLES OF INCORPORATION OF GO GREEN GLOBAL TECHNOLOGIES CORP. Go Green Global Technologies Corp . , a corporation organized and existing under and by virtue of the provisions of the Nevada Revised Statutes (the " Corporation "), hereby certifies as follows : 1. The name of the Corporation is Go Green Global Technologies Corp . 2. Section 4 . 01 of the Corporation ' s Amended and Restated and Articles of Incorporation , filed v . , - ith the Secretary of State of the State of Nevada on July 1 , 2014 , as amended (the " A&R Articles " ) , is amended and restated in its entirety to read as follows : " Section 4 . 0 1 . Authorized Capital Stock The aggregate number of shares which the Corporation shall have authority to issue is five hundred twenty five million ( 525 , 000 , 000 ) shares . , consisting of two classes to be designated , respectively , " Common Stock " and " Preferred Stock , " with all of such shares having a par value of $ 0 . 001 per share . The total number of shares of Common Stock that the Corporation shall have authority to issue is five hundred million ( 500 , 000 , 000 ) shares . The total number of shares of Preferred Stock that the Corporation shall have authority to issue is twenty - five million ( 25 , 000 , 000 ) shares . The Preferred Stock may be issued in one or more series , each series to be appropriately designated by a distinguishing letter or title , prior to the issuance of any shares thereof . The voting powers, designations, preferences, limitations , restrictions , and relative , participating , optional and other rights, and the qualifications, limitations , or restrictions thereat of the Preferred Stock shall hereinaHer be prescribed by resolution of the board of directors pursuant to Sect i on 4 . 03 of this Article JV " 3. Except as set forth in this Ce1tificate of Amendment to the Amended and Restated Articles ofJncorporation , the A&R Articles remain in full force and effect IN WITNESS VlHEREOF , Go Green Global Techno . logies Corp . has caused this Certificate of Amendment to the Amended and Restated Articles of J ncorporation to be signed by Danny G . Bishop , a duly authorized officer of the Corporation , on April 26 , 2024 . Doc Sig _ n odby : (J=),(10 B . ; I y ·s9afi40A?BE50410 Name: Danny G . Bishop Title: Chief Executive Officer

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